   As filed with the Securities and Exchange Commission on November 13, 2002

                                            Registration Statement No. 333-97299



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                             REGISTRATION STATEMENT
                                     UNDER
                                   SCHEDULE B
                                       OF
                           THE SECURITIES ACT OF 1933
                              --------------------

                           THE KOREA DEVELOPMENT BANK
                              (Name of Registrant)
                         -----------------------------

                             THE REPUBLIC OF KOREA
                                 (Co-Signatory)


               Names and Addresses of Authorized Representatives:

Woo-Yang Park
or Man-Ho Yoon                                   Soo Man Chang
Duly Authorized Representatives                  Duly Authorized Representative
in the United States of                          in the United States of
The Korea Development Bank                       The Republic of Korea
320 Park Avenue, 32nd Floor                      460 Park Avenue
New York, New York 10022                         New York, New York 10022

                                   Copies to:

                                Jinduk Han, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                         39th Floor, Bank of China Tower
                                 One Garden Road
                                    Hong Kong

                              ---------------------

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No.1 to the registrant's Registration Statement under Schedule B (File No. 333-97299), declared effective by the Securities and Exchange Commission on August 29, 2002, is being filed solely for the purpose of filing Exhibits C-2, C-3, M-3, M-4 and M-5 to such Registration Statement. No changes or additions are being made hereby to the Prospectus which forms a part of such Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Exhibits:

     A-1 -- Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A to the Registration Statement of The Korea Development Bank registered under Registration No. 33-38873.

     B-1 -- Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Korea Development Bank registered under Registration No. 33-44818.

     B-2 -- Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Korea Development Bank registered under Registration No. 33-38873.

     C-1  -- Form of Warrant Agreement, including form of Warrants.*

     C-2  -- Form of Guarantee Agreement, including form of Guarantees.

     C-3  -- Form of Solicitation Indemnification Agreement

     D-1 -- Consent of the Governor of The Korea Development Bank (included on page II-3).

     D-2  -- Power of Attorney of the Governor of The Korea Development Bank.**

     E-1 -- Consent of the Minister of Finance and Economy of The Republic of Korea (included on Page II-4).

     E-2 -- Power of Attorney of the Minister of Finance and Economy of The Republic of Korea.**

     F    -- Consent of Samil Accounting Corporation.**

     G-1 -- Letter appointing certain persons as authorized agents of The Korea Development Bank in the United States.**

     G-2 -- Letter appointing Authorized Agents of The Republic of Korea in the United States.**

     H    -- The Korea Development Bank Act.**

     I    -- The Enforcement Decree of The Korea Development Bank Act.**

     J    -- The By-laws of The Korea Development Bank.**

     K-1 -- Form of Prospectus Supplement relating to The Korea Development Bank's Medium-Term Notes, Series C, Due Not Less Than Nine Months From Date of Issue (the "Series C Notes").**

     K-2 -- Form of Supplement to the Prospectus Supplement relating to the Korea Development Bank's Series C Notes.**

     L -- Form of Distribution Agreement between The Korea Development Bank and the Agents named therein relating to the offer an sale from time to time of the Series C Notes.**

     M-1 -- Opinion (including consent) of Cleary, Gottlieb, Steen & Hamilton, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to the Bank, in respect of the legality the Debt Securities (with or without Warrants).**

     M-2 -- Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Chongro-ku, Seoul, The Republic of Korea, Korean counsel to the Bank, in respect of the legality the Debt Securities (with or without Warrants).**

     M-3 -- Opinion (including consent) of Cleary, Gottlieb, Steen & Hamilton, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to the Bank, in respect of the legality of the Guarantees.

     M-4 -- Opinion (including consent) of Cleary, Gottlieb, Steen & Hamilton, City Place House, 55 Basinghall Street, London EC2V 5EH, England, English counsel to the Bank, in respect of the legality of the Guarantees.

     M-5 -- Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Chongro-ku, Seoul, The Republic of Korea, Korean counsel to the Bank, in respect of the legality of the Guarantees.

     N-1  -- Form of the Series C Note that bears interest at a fixed rate.**

     N-2  -- Form of the Series C Note that bears interest at a floating rate.**

     O -- Form of Calculation Agency Agreement between The Korea Development Bank and the calculation agent named therein relating to the Series C Notes that bear interest at a floating rate.**

----------
 *  May be filed by amendment.
** Previously filed.

                     SIGNATURE OF THE KOREA DEVELOPMENT BANK

     Pursuant to the requirements of the Securities Act of 1933, as amended, The Korea Development Bank has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 13th day of November, 2002.

                                         THE KOREA DEVELOPMENT BANK

                                         By KEUN-YONG JUNG*+
                                         Governor

                                         +By:      /s/ Bong-Sik Choi
                                             -----------------------------------
                                                       Bong-Sik Choi
                                                      (Attorney-in-fact)

--------
* Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

                       SIGNATURE OF THE REPUBLIC OF KOREA

     Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 13th day of November, 2002.

                                         THE REPUBLIC OF KOREA

                                         By: Yun Churl Jeon*+
                                             Minister of Finance and Economy

                                         +By:     /s/ Soo Man Chang
                                             -----------------------------------

                                                      Soo Man Chang
                                                     (Attorney-in-Fact)

--------
* Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE
                          OF THE KOREA DEVELOPMENT BANK

     Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Korea Development Bank, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 13th day of November, 2002.

                                         +By:     /s/ Woo-Yang Park
                                             -----------------------------------

                                                      Woo-Yang Park

                                                      New York Branch
                                                 The Korea Development Bank

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE
                          OF THE KOREA DEVELOPMENT BANK

     Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Korea Development Bank, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 13th day of November, 2002.

                                         +By:     /s/ Man-Ho Yoon
                                             -----------------------------------

                                                      Man-Ho Yoon

                                                      New York Branch
                                                 The Korea Development Bank

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE
                            OF THE REPUBLIC OF KOREA

     Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 13th day of November, 2002.

                                         +By:      /s/ Soo Man Chang
                                             -----------------------------------

                                                       Soo Man Chang

                                                           Consul
                                                   Korean Consulate General
                                                         in New York